EXHIBIT 23.1
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                    BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
                          Certified Public Accountants
                               High Ridge Commons
                           200 Haddonfield Berlin Road
                                 Suites 400-403
                           Gibbsboro, New Jersey 08026
                        (856) 346-2882 (856) 346-2828 Fax


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation of our report and by reference as "Experts" in this Registration Statement filed by iVoice Technology, Inc. on Form S-8, of our report dated February 3, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph in Note 3 relating to the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-KSB of iVoice Technology, Inc. for the year ended December 31, 2005.

/s/ BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey

April 18, 2006

     MEMBER OF:  AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                 NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS NEW YORK STATE SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS